Exhibit 10.8

FORM OF

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) is dated as of ________________ between Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature pages hereto (the “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Registration Rights Agreement, dated as of July 1, 2015 (as the same is being amended by this Amendment, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company granted certain registration rights with respect to the Company’s common stock, par value $0.01 per share (“Common Stock”), underlying a $3 million Ten Percent (10%) Senior Secured Collateralized Convertible Promissory Note (the “Original Note”) and a Common Stock Purchase Warrant to purchase up to 10 million shares of common stock of the Company, par value $0.01 per share (the “Original Warrant”) which were purchased pursuant to that certain Securities Purchase Agreement, dated June 9, 2015 (the “Securities Purchase Agreement”).

WHEREAS, the Company, the Purchaser and AS Kevelt, a subsidiary of the Purchaser, have entered into that certain Asset Purchase Agreement, dated as of November [__], 2015 (the “Asset Purchase Agreement”), pursuant to which the Company will purchase certain assets of AS Kevelt and, as part of the transactions contemplated thereby, Purchaser will purchase from the Company one or more additional Ten Percent (10%) Senior Secured Collateralized Convertible Promissory Notes (the “New Notes”) and the Company will issue to the Purchaser additional Common Stock Purchase Warrants to purchase up to 11,666,667 shares of common stock of the Company, par value $0.01 per share (the “New Warrants”).

WHEREAS, the parties have amended certain provisions of the Securities Purchase Agreement (the “SPA Amendment”), to reflect the purchase of the New Notes and the issuance of the New Warrants and desire to amend certain provisions of the Registration Rights Agreement to grant the Purchaser registration rights with respect to the shares of Common Stock underlying the New Notes and the New Warrants.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

Amendments and Reaffirmation

1.1          Amendments.

(a)          The introductory clause of Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement, as amended by the SPA Amendment, shall have the meanings given such terms in the Securities Purchase Agreement as such terms may be amended by the SPA Amendment.

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(b)          The definition of Registrable Securities is hereby deleted in its entirety and replaces with the following:

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issued and issuable upon conversion in full of the Note (assuming on such date the Note is converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Note assuming all permissible interest and principal payments are made in shares of Common Stock and the Note is held until maturity, (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Note (in each case, without giving effect to any limitations on conversion set forth in the Note), (d) all of the shares of Common Stock then issued and issuable upon exercise in full of the Warrant (assuming on such date the Warrant is converted in full without regard to any conversion limitations therein), (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and (f) all other shares of Common Stock issued or issuable to Purchaser or its Affiliates pursuant to the Asset Purchase Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holder (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

1.2          Reaffirmation.

(a)          This Amendment has been duly executed and delivered for the benefit of or on behalf of each of the Company and the Purchaser and constitutes, in all material respects, a legal, valid and binding obligation of each of the Company and the Purchaser, enforceable against such party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

(b)          After giving effect to this Amendment, the representations and warranties contained in the Registration Rights Agreement and the other Transaction Documents are true and correct in all material respects.

(c)          Except as set forth expressly herein, all terms of the Registration Rights Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the Purchaser.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

XENETIC BIOSCIENCES, INC.

By:____________________________________

      Name: M. Scott Maguire

      Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[SIGNATURE PAGE OF PURCHASER TO AMENDMENT TO RRA]

Name of Purchaser: __________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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